  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

IOTA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27587	22-3586087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 1010
Allentown, PA 18101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (855) 743-6478

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout the world, including the United States. On January 30, 2020, the World Health Organization (the “WHO”) declared the outbreak of coronavirus disease 2019 (“COVID-19”) a “Public Health Emergency of International Concern”, and on March 11, 2020, the WHO characterized the outbreak as a “pandemic”.

Iota Communications, Inc. (the “Company”) is filing this Current Report on Form 8-K to avail itself of an extension to file its Quarterly Report on Form 10-Q for the three and nine months ended February 29, 2020 (the “Quarterly Report”), originally due on April 14, 2020, in reliance on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”), granting an extension to certain public companies that are impacted by COVID-19 to file their annual reports and quarterly reports.

The Company has been following the recommendations of public health authorities and has taken steps to minimize its employees’ exposure to COVID-19, including the temporary closures of its offices, and having its employees work remotely to the extent possible, which has adversely affected their efficiency. As a result, the Company’s books and records are not easily accessible, resulting in delays in the preparation and review of the Company’s unaudited condensed consolidated financial statements and the Quarterly Report.

As such, the Company will be relying upon the 45-day extension provided by the SEC’s Order to file its Quarterly Report. The Company expects to file its Quarterly Report no later than May 29, 2020, 45 days after the original due date of the Quarterly Report. In addition, the Company expects to file the previously announced restatement of its unaudited condensed consolidated interim financial statements as of and for the three and six months ended November 30, 2019 on an amended Form 10-Q no later than May 29, 2020.

The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended May 31, 2019 with the following risk factor:

A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, may materially and adversely affect our business.

Our business, results of operations, and financial condition may be materially adversely impacted if a public health outbreak, including the recent COVID-19 pandemic, interferes with our ability, or the ability of our employees, contractors, suppliers, and other business partners to perform our and their respective responsibilities and obligations relative to the conduct of our business. In addition, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our business, results of operations, and ability to continue as a going concern. Our business has been disrupted by COVID-19. The ultimate disruption that may be caused by the pandemic is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations, and cash flows. Possible effects may include, but are not limited to, disruption to our customers and revenue, absenteeism in our labor workforce, unavailability of products and supplies used in our operations, shutdowns that may be mandated or requested by governmental authorities, and a decline in the value of our assets, including various long-lived assets.

Forward-Looking Statements

Certain of the statements contained in this report should be considered forward-looking statements. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates, and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs, and expectations, and they are subject to significant risks and uncertainties that may cause actual results, financial position, and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2019, and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations and economic activity in general. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOTA COMMUNICATIONS, INC.

Date: April 14, 2020	By:	/s/ Terrence DeFranco
Name: Terrence DeFranco
Title: Chief Executive Officer